                                                                   EX-99.906CERT

                                  CERTIFICATION

         Walter G. Sall, Chief Executive Officer, and Gary H. Goldschmidt, Chief Financial Officer of The Gateway Trust (the "Registrant"), each certify to the best of his knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                 Chief Financial Officer
The Gateway Trust                                       The Gateway Trust

/s/ Walter G. Sall                                   /s/ Gary H. Goldschmidt
------------------------------------                 ---------------------------
Walter G. Sall                                       Gary H. Goldschmidt
Date: September 2, 2003                              Date: September 2 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Gateway Trust and will be retained by The Gateway Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.